A special meeting of the fund's shareholders was held on March 16, 2005. The results of votes taken among shareholders on proposals before them are reported below. Each vote reported represents one dollar of net asset value held on the record date for the meeting.

PROPOSAL 1
To amend the Declaration of Trust to allow the Board of Trustees, if permitted by applicable law, to authorize fund mergers without shareholder approval. A
	# of Votes	% of Votes
Affirmative	8,400,660,894.14	71.170
Against	2,413,818,167.07	20.450
Abstain	466,182,489.54	3.949
Broker Non-Votes	523,001,758.35	4.431
TOTAL	11,803,663,309.10	100.000
PROPOSAL 2
To elect a Board of Trustees. A
	# of Votes	% of Votes
Laura B. Cronin
Affirmative	10,904,461,482.16	92.382
Withheld	899,201,826.94	7.618
TOTAL	11,803,663,309.10	100.000
Dennis J. Dirks
Affirmative	11,230,399,240.22	95.143
Withheld	573,264,068.88	4.857
TOTAL	11,803,663,309.10	100.000
Robert M. Gates
Affirmative	11,204,490,469.14	94.924
Withheld	599,172,839.96	5.076
TOTAL	11,803,663,309.10	100.000
George H. Heilmeier
Affirmative	11,216,568,766.75	95.026
Withheld	587,094,542.35	4.974
TOTAL	11,803,663,309.10	100.000
Abigail P. Johnson
Affirmative	11,170,882,517.64	94.639
Withheld	632,780,791.46	5.361
TOTAL	11,803,663,309.10	100.000
Edward C. Johnson 3d
Affirmative	11,146,150,096.08	94.430
Withheld	657,513,213.02	5.570
TOTAL	11,803,663,309.10	100.000
Marie L. Knowles
Affirmative	11,230,314,699.11	95.143
Withheld	573,348,609.99	4.857
TOTAL	11,803,663,309.10	100.000
Ned C. Lautenbach
Affirmative	11,228,854,936.86	95.130
Withheld	574,808,372.24	4.870
TOTAL	11,803,663,309.10	100.000
Marvin L. Mann
Affirmative	11,192,136,636.22	94.819
Withheld	611,526,672.88	5.181
TOTAL	11,803,663,309.10	100.000
William O. McCoy
Affirmative	11,202,537,978.70	94.907
Withheld	601,125,330.40	5.093
TOTAL	11,803,663,309.10	100.000
Robert L. Reynolds
Affirmative	11,216,557,272.63	95.026
Withheld	587,106,036.47	4.974
TOTAL	11,803,663,309.10	100.000
Cornelia M. Small
Affirmative	11,221,057,350.30	95.064
Withheld	582,605,958.80	4.936
TOTAL	11,803,663,309.10	100.000
William S. Stavropoulos
Affirmative	11,213,520,655.58	95.000
Withheld	590,142,653.52	5.000
TOTAL	11,803,663,309.10	100.000
Kenneth L. Wolfe
Affirmative	11,218,319,970.33	95.041
Withheld	585,343,338.77	4.959
TOTAL	11,803,663,309.10	100.000
A Denotes trust-wide proposals and voting results.